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          FORT WAYNE NATIONAL CORPORATION
          110 W. Berry Street
          Fort Wayne, IN 46801

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                                                                    EXHIBIT 99.1
                                             PROXY SOLICITED ON BEHALF OF THE
                                          BOARD OF DIRECTORS FOR SPECIAL MEETING
                                              OF SHAREHOLDERS MARCH 30, 1998

              The undersigned, being a holder of the common stock, without par value ("Common Stock"), of Fort Wayne National Corporation, an Indiana corporation ("FWNC"), hereby authorizes C. David Silletto and William
          G. Latz, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of FWNC (the "Meeting") to be held at the Allen County War Memorial Coliseum Exposition Center, 4000 Parnell Avenue, Fort Wayne, Indiana on March 30, 1998 at 10:00 a.m. Eastern Standard Time, and at any adjournment of the Meeting, and at the Meeting to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

          1. Approval of the Agreement and Plan of Merger, dated as of January 12, 1998, by and between National City Corporation and Fort Wayne National Corporation (the "Merger Agreement").

                                           [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
            THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE MERGER AGREEMENT.

              In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Meeting and upon such other matters as may properly come before the Meeting. This proxy may be revoked at any time before it is exercised.

                             (Continued, and to be signed, on the reverse side.)

Proxy No.                (Continued from reverse side.)                Shares

             Shares of Common Stock of FWNC will be voted as specified. If no specification is made, shares will be voted FOR approval of the Merger Agreement and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the Meeting.

             The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of FWNC called for March 30, 1998, and a Prospectus and Proxy Statement for the Meeting prior to the signing of this proxy.

                                                    Dated           , 1998

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                                                            (Sign here)
                                                    Please sign exactly as your
                                                    name(s) appear(s) on this
                                                    proxy. When signing in a
                                                    representing capacity,
                                                    please give title.

                                          PLEASE MARK, SIGN, DATE AND PROMPTLY
                                                   RETURN THIS PROXY
                                           CARD USING THE ENCLOSED ENVELOPE.